UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

OPORTUN FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

FINDELL CAPITAL MANAGEMENT LLC FINDELL CAPITAL PARTNERS LP FINN MANAGEMENT GP LLC BRIAN FINN WARREN WILCOX
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Findell Capital Management LLC, together with the other participants in its solicitation (collectively, “Findell”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the U.S. Securities and Exchange Commission to be used to solicit votes for the election of Findell’s slate of director nominees at the 2025 annual meeting of stockholders of Oportun Financial Corporation, a Delaware corporation (the “Company”).

Item 1: On June 3, 2025, Findell issued the following press release:

FINDELL CAPITAL MANAGEMENT URGES OPORTUN STOCKHOLDERS TO VOTE THE WHITE PROXY CARD TO ELECT AN INDEPENDENT CONSUMER FINANCIAL SERVICES EXPERT TO THE BOARD

News provided by

Findell Capital Management, LLC

Jun 03, 2025, 16:08 ET

NEW YORK, June 3, 2025 /PRNewswire/ -- Findell Capital Management LLC (collectively with its affiliates, "Findell", "we" or "us"), one of the largest stockholders of Oportun Financial Corporation (NASDAQ: OPRT), today issued an open letter to its fellow stockholders.

The full text of the letter can be found here: Findell Letter to OPRT Stockholders (June 3, 2025)

We urge stockholders to vote on the enclosed WHITE proxy card to:

•	Elect our highly qualified and independent candidate, Warren Wilcox, who is a seasoned director and executive with financial services expertise and fresh ideas for enhancing value.
•	Reelect the newly appointed and highly qualified Carlos Minetti, who, while a minority in a boardroom dominated by inexperience and close ties to CEO Raul Vazquez, has the independence and experience we believe is crucial to delivering value at Oportun.
•	Reject the continued Board service of failed CEO Raul Vazquez to finally provide our directors with an unobstructed forum for evaluating his record, providing long-overdue oversight and considering potential replacements.

We, as stockholders, have a fleeting opportunity to mitigate Mr. Vazquez's value-destructive influence at this year's Annual Meeting. The Board's "classified" structure means he may not appear on the ballot again until 2028 or later (even if the Board is declassified at the Annual Meeting, Mr. Vazquez's three-year term would not be reduced). This is the moment to lay a foundation for a lasting turnaround by removing Mr. Vazquez from the Board. Importantly, if you have already voted for Mr. Vazquez on the Company's proxy card by mail, internet or phone, a later-dated vote on the enclosed WHITE proxy card will revoke your prior vote. Only your latest dated vote counts! Visit www.OpportunityAtOportun.com for information on how to vote.

Contact:

Findell Capital Management, LLC
88 Pine Street, 22nd Fl.
New York, NY 10005
info@findell.us

OR

Saratoga Proxy Consulting LLC
John Ferguson
info@saratogaproxy.com

Item 2: Also on June 3, 2025, Findell issued a letter to stockholders of the Company, which is attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on June 3, 2025, Findell published certain materials on www.OpportunityAtOportun.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.